Exhibit 10.1
Name
Street Address
City, State Zip Code
Dear ,
As an elected officer of Unisys Corporation (the “Company”), you are a valued contributor to its success. The Compensation and Human Resources Committee of the Board of Directors, in consultation with its executive compensation advisor and based on their recommendations, has determined to offer to you the severance benefits described below in this letter agreement (this “Agreement”) if your employment is terminated as set forth in this Agreement.
1.    Certain Defined Terms. In addition to terms defined elsewhere herein, the following terms have the following meanings when used in this Agreement with initial capital letters:
(a)    “Annual Base Salary” means your annual base salary rate, exclusive of bonuses, commissions and other incentive pay, as in effect immediately preceding your Termination Date (but prior to taking into account any reduction that constitutes Good Reason).
(b)    “Annual Bonus” means your target bonus under the Company’s Executive Variable Compensation Plan or any successor plan, as in effect immediately preceding your Termination Date (but prior to taking into account any reduction in your Annual Base Salary that constitutes Good Reason).
(c)    “Board” means the Board of Directors of the Company.
(d)    “Cause” means:
(i)    your willful and continued failure to perform substantially, or your willful and continued taking of actions substantially inconsistent with, your duties with the Company or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to you by the Board or the Chief Executive Officer of the Company which specifically identifies the manner in which the Board or Chief Executive Officer believes that you have not substantially performed, or have taken actions substantially inconsistent with, your duties, or
(ii)    you willfully engaging in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.
For purposes of this provision, no act or failure to act, on your part, shall be considered “willful” unless it is done, or omitted to be done, by you in bad faith or without reasonable belief that your action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Chief Executive Officer or a senior officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by you in good faith and in the best interests of the Company. The cessation of your employment shall not be deemed to be for Cause unless and until there shall have been delivered to you a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to you and you are given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, you are guilty of the conduct described in subparagraph (i) or (ii) above, and specifying the particulars thereof in detail.
(e)    “COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended.
(f)    “Disability” means your absence from your duties with the Company on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to you or your legal representative.
(g)    “Good Reason” means, the occurrence of any of the following without your written consent:
(i)    a material diminution in your authority, duties or responsibilities with the Company;
(ii)    a material diminution of your Annual Base Salary (exclusive of bonuses, commissions and other incentive pay); or
(iii)    the Company’s requiring you to be based at any office or location that is a material change from which you previously performed services, which for this purpose a material change shall be deemed to be an office or location that is more than fifty (50) miles from the office or location from which you previously performed services.
Notwithstanding the foregoing, for you to be able to terminate your employment with the Company on account of Good Reason, you must provide notice of the occurrence of the event constituting Good Reason and your desire to terminate your employment with the Company on account of such occurrence within ninety (90) days following the initial existence of the condition constituting Good Reason, and the Company must have a period of thirty (30) days following receipt of such notice to cure the condition. If the Company does not cure the event constituting Good Reason within such thirty (30) day period, your Termination Date shall be the day immediately following the end of such thirty (30) day period, unless the Company provides for an earlier Termination Date.
(h)    “Termination Date” means the last day of your employment with the Company.
2.    Compensation Upon Termination: Subject to the provisions of Section 4 hereof, in the event a termination either (1) by the Company for any reason other than on account of Cause, death or Disability or (2) by you for Good Reason as described above, the Company shall provide you with the following, provided that you execute and do not revoke the Release (as defined in Section 4):
(a)    An amount equal to the sum of (i) your Annual Base Salary and (ii) your Annual Bonus (the “Severance Payment”). The Severance Payment shall be paid in substantially equal installments on the Company’s regular payroll dates occurring during the twelve (12) month period following your Termination Date. Except if delay is required pursuant to Section 14 below, the payments will commence within sixty (60) days after your Termination Date, and each successive installment shall be paid on successive payroll dates thereafter for the remainder of such twelve (12) month period. Any payments not paid during the sixty (60) day period shall be paid in a lump sum on the date that the installment payments commence in accordance with the immediately preceding sentence.
(b)    For up to twelve (12) months following your Termination Date (the “Continuation Period”), you (and where applicable, your spouse and eligible dependents) shall continue to be eligible to receive the medical, dental and vision coverages under the Company plans in which you were participating immediately prior to your Termination Date, in accordance with the terms of the applicable plan documents and subject to such changes to the terms of such plans as the Company determines shall apply to employees of the Company, generally; provided, that in order to receive such coverage for the Continuation Period, you shall be required to pay to the Company, at the same time that premium payments are due for the month, the full monthly premium required by the Company under such plans for continued group healthcare continuation coverage under COBRA and the Company will reimburse to you an amount equal to the monthly payment for such COBRA coverage, less (x) the amount that you would have been required to pay for such coverage if you had been employed by the Company at such time and (y) applicable deductions and withholdings. In the event that either (I) you obtain full-time employment during the Continuation Period and are eligible for coverage under your new employer’s plans, in which case you will notify the Company, or (II) you cease to pay the applicable monthly premium, the Continuation Period shall automatically terminate and the Company shall have no further obligations under this Section 2(b). Except if delay is required pursuant to Section 14 below, the reimbursements will commence within sixty (60) days after your Termination Date and each successive reimbursement shall be paid within thirty (30) days following the date such COBRA payment is due. Any reimbursements not paid during the sixty (60) day period shall be paid in a lump sum on the date that the reimbursements commence in accordance with the immediately preceding sentence. The COBRA continuation period shall run simultaneously with the Continuation Period.
In addition, you shall be entitled to (i) any accrued, but unpaid, Annual Base Salary as of your Termination Date, (ii) any accrued, but unused, vacation as of your Termination Date and (iii) any accrued or owing but not yet paid vested benefits under the plans and programs in which you were participating as of your Termination Date, in accordance with the governing terms of such plans and programs (collectively, the “Accrued Benefits”); provided, that you shall not be entitled to receive severance benefits under any other Company severance plan, agreement or offer letter. Except as otherwise provided under the terms of the applicable benefit plans or programs, the Accrued Benefits will be paid within thirty (30) days following the Termination Date. To the extent that you are entitled to any benefits under any other Agreements between you and the Company, including as a result of a Change of Control (as defined in any such Agreement), you shall not be entitled to any benefits hereunder.
3.    Termination on Account of Disability, Death, Cause or Voluntarily Without Good Reason.
(a)    Termination on Account of Disability. If the Company determines in good faith that your Disability has occurred during your employment by the Company, the Company may give to you written notice in accordance with Section 13 of this Agreement of its intention to terminate your employment. In such event, your employment with the Company shall terminate effective on the 30th day after your receipt of such notice if, within the 30 days after such receipt, you shall not have returned to full-time performance of your duties with the Company. Upon such termination, you shall be entitled to receive disability benefits under any disability program maintained by the Company, if any, under which you are covered, and you shall not receive any benefits pursuant to Section 2 hereof. However, you shall receive any Accrued Benefits, which shall be paid to you within thirty (30) days following the Termination Date, except as otherwise provided under the terms of the applicable benefit plans or programs.

(b)    Termination on Account of Death. Notwithstanding anything in this Agreement to the contrary, if your employment terminates on account of death, your beneficiary shall be entitled to receive death benefits under any death benefit program maintained by the Company, if any, under which you are covered, and you shall not receive any benefits pursuant to Section 2 hereof. In addition, your beneficiary shall receive any Accrued Benefits, which shall be paid to your beneficiary within thirty (30) days following the Termination Date, except as otherwise provided under the terms of the applicable benefit plans or programs.
(c)    Termination on Account of Cause. Notwithstanding anything in this Agreement to the contrary, if your employment terminates by the Company on account of Cause, you shall not receive any benefits pursuant to Section 2 hereof. However, you shall receive any Accrued Benefits, which shall be paid to you within thirty (30) days following the Termination Date, except as otherwise provided under the terms of the applicable benefit plans or programs.
(d)    Termination on Account of Voluntary Resignation Without Good Reason. Notwithstanding anything in this Agreement to the contrary, if your employment terminates on account of your resignation for no reason or any reason other than on account of Good Reason, you shall not receive any benefits pursuant to Section 2 hereof. However, you shall receive any Accrued Benefits, which shall be paid to you within thirty (30) days following the Termination Date, except as otherwise provided under the terms of the applicable benefit plans or programs.
4.    Release. Notwithstanding the foregoing, no payments under Section 2 of this Agreement shall be made unless you execute, and do not revoke, the Company’s standard written release, the current version of which is substantially in the form attached hereto as Annex A (the “Release”), of any and all claims against the Company and all related parties with respect to all matters arising out of your employment by the Company (other than entitlements under the terms of this Agreement) or a termination thereof.
5.    Conduct After Termination.
(a)    For a period of twelve (12) months from and after the termination of your employment for any reason:
(i)    You shall not engage in or become employed as a business owner, employee, agent, representative or consultant in any activity which is in competition with any line of business of the Company (or its subsidiaries or affiliates) existing as of your termination date, except with the express prior written consent of the Board; provided, however, you shall be deemed not to be in competition for purposes of Section 5 of this Agreement (w) if you are an employee of or a consultant to an entity a unit of which is in competition with the Company, provided that it can be demonstrated to the reasonable satisfaction of the Board that procedures are in place to assure that any unit that is in competition with the Company and any director, officer, employee, consultant or other representative of such unit cannot directly or indirectly avail itself or themselves of your services, (x) if you are an employee of or a consultant to an entity that provides consulting services to other entities, one or more of which are in competition with the Company, provided that it can be demonstrated to the reasonable satisfaction of the Board that procedures are in place to assure that no entity that is in competition with the Company nor any director, officer, employee, consultant or other representative of such unit can directly or indirectly avail itself or themselves of your services, (y) if you invest in securities which are listed for trading on a national exchange or NASDAQ and your investment does not exceed 1% of the issued and outstanding shares of stock or (z) if you acquire an ownership interest in a non-public company, provided that such ownership represents a passive investment;
(ii)    You shall not negatively comment publicly or privately about the Company (or its subsidiaries or affiliates), any of its products, services or other businesses, its present or past Board of Directors, its officers, or its employees, nor shall you in any way discuss the circumstances of your termination of employment, except that (u) you may participate, cooperate, or give truthful testimony in any action, investigation, or proceeding with, or provide information to, any court, governmental agency or legislative body, any self-regulatory organization, and/or pursuant to the Sarbanes-Oxley Act, (v) you may make comments about the circumstances of your termination with the prior written approval of the Company, (w) you may respond publicly to any untrue public comment made by the Company, (x) you may discuss the circumstances of your termination with your attorneys, financial and tax advisers, members of your family and any prospective employer, provided that you take all necessary steps to assure that each such person does not, as a result of these discussions, make any such negative comment prohibited under this Agreement, (y) accept any U.S. Securities and Exchange Commission award. Notwithstanding Associate’s preexisting obligations with respect to Unisys’s confidential information, pursuant to the federal Defend Trade Secrets Act, Associate cannot be held criminally or civilly liable under any federal or state trade secret law for disclosing a trade secret if that disclosure is made: (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to any attorney, and for the sole purpose of reporting or investigating a suspected violation of law; or (ii) in a complaint or other document filed in a lawsuit or similar proceeding, provided that filing is made under seal and (z) you may make comments to an arbitrator or court for the purpose of determining or enforcing your rights under this Agreement or any entitlement under any agreement, plan, award, policy or program with or sponsored by the Company (or any of its subsidiaries or affiliates);
(iii)    You shall not, directly or indirectly, induce or attempt to induce any employee of the Company (or any of its subsidiaries or affiliates) to render services for any other person, firm or business entity, except that you will be permitted to give recommendations, if requested, for employees seeking employment outside of the Company;
(iv)    The Company (and its subsidiaries and affiliates) agrees not to negatively comment publicly or privately about you or the circumstances of your termination of employment, except (u) the Company may give truthful testimony before a court or governmental agency, (v) the Company may make comments about the circumstances of your termination with your prior written approval, (w) the Company may respond publicly to any untrue public comment made by you, (x) the Company may discuss the circumstances of your termination with its attorneys and its financial and tax advisers, provided that it takes reasonable steps to assure that each such person does not, as a result of the Company’s discussions with them, make any such negative comment prohibited under this Agreement, (y) the Company may make comments to an arbitrator or court for the purpose of determining its rights under this Agreement or any agreement, plan, award, policy or program with or sponsored by the Company (or any of its subsidiaries or affiliates) and (z) the Company may make such disclosures as are required by law or regulation.
(b)    From and after the termination of your employment for any reason, you shall not use, furnish or divulge to any other person, firm or business entity any confidential information relating to the Company’s business (or that of any of its subsidiaries or affiliates), or any trade secrets, processes, contracts or arrangements involved in any such business, except (i) when required to do so by a court of law, by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) with apparent jurisdiction to order you to divulge, disclose or make accessible such information, in each case with advance written notice to the Company in sufficient time to allow the Company to challenge the disclosure of such information if it so chooses, (ii) to an attorney as necessary to enforce your rights under this Agreement, or any other agreement, plan, policy, award or program with or sponsored by the Company or (iii) after such information becomes known to the public or within the relevant industry to which such confidential information pertains.
(c)    In the event that you should materially breach your obligations under this Section 5, (i) the Company shall have the right, in addition to any other legal or equitable remedies, to terminate any payments due you under Section 2 and (ii) you agree that you shall repay to the Company any payments previously made to you under Section 2.
(d)    Exception for Certain States and Jurisdictions. The obligations in Section a (i) shall not apply during any period of time in which you work or reside in California, North Dakota, Washington D.C., or any state or other jurisdiction in which they are prohibited by applicable law. The obligations in Section a (i) and (iii) shall not apply during any period of time in which you work or reside in California.
6.    No Mitigation Obligation. You shall not be required to mitigate the amount of any payment or benefit provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for herein be reduced by any compensation earned by other employment or otherwise except as set forth in Section 2(b) above. For avoidance of doubt, all compensation, including any payment or benefit provided for in this Agreement, is paid pursuant to Company policy, including the Executive Clawback Policy for Recoupment of Erroneously Awarded Compensation.
7.    Cooperation. At the Company’s request, you agree, to the extent permitted by law, to assist, consult with, and cooperate with the Company in any litigation, investigation, administrative procedures, or legal proceedings or inquiries that involve the Company, either now existing or which may hereafter be instituted by or against the Company, including, but not limited to, engaging in interviews related to the Company’s investigations, appearing upon the Company’s reasonable request as a witness and/or consultant in connection with any litigation, investigation, administrative procedures, or legal proceedings or inquiries, and meeting in advance with the Company and its representatives to prepare for any such appearance or any appearance by you at any such proceeding compelled by law. In addition, at the Company’s request, you agree to provide information regarding your ownership of the Company’s securities to the extent such information is required to be disclosed by the Company pursuant to any law or regulation. To the extent permitted by applicable law, the Company will reimburse you for the reasonable attorney’s fees and reasonable out-of-pocket expenses, if any, that you incur in connection with any such cooperation; provided, that such counsel is selected by the Company or approved by the Company.
8.    Employment Rights. Nothing expressed or implied in this Agreement will create any right or duty on your part or on the part of the Company to have you remain in the employment of the Company or any subsidiary at any time.
9.    Withholding of Taxes. All amounts payable under this Agreement to you are subject to applicable tax withholding requirements and the Company may withhold from any amounts payable under this Agreement all federal, state, city or other taxes as the Company is required to withhold pursuant to any applicable law, regulation or ruling.

10.    Term of Agreement. This Agreement shall continue in full force and effect for the duration of your employment with the Company, unless terminated at any earlier time by mutual agreement between you and the Company; provided, however, that after the termination of your employment during the term of this Agreement, this Agreement shall remain in effect until all of the obligations of the parties hereunder are satisfied or have expired.
11.    Successors and Binding Agreement.
(a)    The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business or assets of the Company expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. This Agreement will be binding upon and inure to the benefit of the Company and any successor to the Company, including without limitation any persons acquiring directly or indirectly all or substantially all of the business or assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise (and such successor will thereafter be deemed the “Company” for the purposes of this Agreement), but will not otherwise be assignable, transferable or delegable by the Company.
(b)    This Agreement will inure to the benefit of and be enforceable by your personal or legal representatives, executors, administrators, successors, heirs, distributees and legatees. Except with respect to the Employment Agreement, this Agreement will supersede the provisions of any employment, severance or other agreement or offer letter between you and the Company that relate to payments on account of the termination of your employment, and such provisions in such other agreements will be null and void.
(c)    This Agreement is personal in nature and neither of the parties hereto will, without the consent of the other, assign, transfer or delegate this Agreement or any rights or obligations hereunder except as expressly provided in Sections 11(a) and 11(b). Without limiting the generality or effect of the foregoing, your right to receive payments hereunder will not be assignable, transferable or delegable, whether by pledge, creation of a security interest, or otherwise, other than by a transfer by your will or by the laws of descent and distribution and, in the event of any attempted assignment or transfer contrary to this Section 11(c), the Company will have no liability to pay any amount so attempted to be assigned, transferred or delegated.
12.    Dispute Resolution. In the event of any dispute relating to the termination of your employment, or this Agreement, other than a dispute in which the primary relief sought is an equitable remedy such as an injunction, and unless prohibited by applicable law, the parties shall be required to have the dispute, controversy or claim settled by alternative dispute resolution conducted by JAMS (or, if JAMS is not available, another mutually agreeable alternative dispute resolution organization), in the city of your principal place of employment. Any award entered by JAMS (or such other organization) shall be final, binding and nonappealable, and judgment may be entered thereon by either party in accordance with applicable law in any court of competent jurisdiction. This Section 12 shall be specifically enforceable. JAMS (or such other organization) shall have no authority to modify any provision of this Agreement. In the event of a dispute, each party shall be responsible for its own expenses (including attorneys’ fees) relating to the conduct of the arbitration, and the parties shall share equally the fees of JAMS. THE PARTIES IRREVOCABLY WAIVE ANY RIGHT TO TRIAL BY JURY AS TO ALL CLAIMS HEREUNDER

13.    Notices. For all purposes of this Agreement, all communications, including without limitation notices, consents, requests or approvals, required or permitted to be given hereunder will be in writing and will be deemed to have been duly given when hand delivered or dispatched by electronic facsimile transmission (with receipt thereof orally confirmed), or five (5) business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid, or three (3) business days after having been sent by a nationally recognized overnight courier service such as FedEx or UPS, addressed to the Company (to the attention of the Secretary of the Company) at its principal executive office and to you at your principal residence, or to such other address as any party may have furnished to the other in writing and in accordance herewith, except that notices of changes of address will be effective only upon receipt.
14.    Section 409A of the Code.
(a)    Interpretation. Notwithstanding the other provisions hereof, this Agreement is intended to comply with the requirements of section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), to the extent applicable, and this Agreement shall be interpreted to avoid any penalty sanctions under section 409A of the Code. Accordingly, all provisions herein, or incorporated by reference, shall be construed and interpreted to comply with section 409A of the Code and, if necessary, any such provision shall be deemed amended to comply with section 409A of the Code and regulations thereunder. If any payment or benefit cannot be provided or made at the time specified herein without incurring sanctions under section 409A of the Code, then such benefit or payment shall be provided in full at the earliest time thereafter when such sanctions will not be imposed. All payments to be made upon a termination of employment under this Agreement may only be made upon a “separation from service” under section 409A of the Code. For purposes of section 409A of the Code, each payment made under this Agreement shall be treated as a separate payment and the right to a series of installment payments under this Agreement shall be treated as a right to a series of separate payments. In no event may you, directly or indirectly, designate the calendar year of payment, and, unless a delay is required pursuant to Section 14(b) below, if any payment under this Agreement constitutes deferred compensation subject to the requirements of section 409A of the Code is payable within the sixty (60) day period following your Termination Date and such sixty (60) day period spans two (2) calendar years, such payment shall be made in the second calendar year.
(b)    Payment Delay. Notwithstanding any provision to the contrary in this Agreement, if on the date of your termination of employment, you are a “specified employee” (as such term is defined in section 409A(a)(2)(B)(i) of the Code and its corresponding regulations) as determined in the sole discretion of the Company in accordance with the Company’s “specified employee” determination policy, then all severance benefits payable to you under this Agreement that constitute deferred compensation subject to the requirements of section 409A of the Code shall be postponed for a period of six (6) months following your termination of employment with the Company. The postponed amounts shall be paid to you in a lump sum on the first business day after the date that is six (6) months following your termination of employment with the Company. If you die during such six-month period and prior to payment of the postponed amounts hereunder, the amounts delayed on account of section 409A of the Code shall be paid to the personal representative of your estate within seventy-five (75) days after your death.
(c)    Reimbursements. To the maximum extent permitted under section 409A of the Code, the monthly reimbursements pursuant to Section 2(b) of this Agreement are intended to qualify for the exception from deferred compensation as a medical benefit provided in accordance with the requirements of section 409A of the Code and Treas. Reg. §1.409A-1(b)(9)(v)(B). All reimbursements provided under this Agreement shall be made or provided in accordance with the requirements of section 409A of the Code, including, where applicable, the requirement that (i) any reimbursement is for expenses incurred during your lifetime (or during a shorter period of time specified in this Agreement), (ii) the amount of expenses eligible for reimbursement during a calendar year may not affect the expenses eligible for reimbursement in any other calendar year, (iii) the reimbursement of an eligible expense will be made on or before the last day of the taxable year following the year in which the expense is incurred, and (iv) the right to reimbursement is not subject to liquidation or exchange for another benefit.
(d)    No action or failure to act pursuant to this Section shall subject the Company or any subsidiary or affiliate thereof to any claim, liability or expense, and none of the Company nor any subsidiary or affiliate thereof shall have any obligation to indemnify or otherwise protect you from the obligation to pay any taxes pursuant to section 409A of the Code.
15.    Governing Law. The validity, interpretation, construction and performance of this Agreement will be governed by and construed in accordance with the substantive laws of the Commonwealth of Pennsylvania, without giving effect to the principles of conflict of laws of such State.
16.    Validity. If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to any other person or circumstances will not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal will be reformed to the extent (and only to the extent) necessary to make it enforceable, valid or legal.
17.    Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by you and the Company. No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party will be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, expressed or implied with respect to the subject matter hereof have been made by either party that are not set forth expressly in this Agreement. References to Sections are to references to Sections of this Agreement. Any reference in this Agreement to a provision of a statute, rule or regulation will also include any successor provision thereto.
18.    Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same agreement.

Sincerely,
UNISYS CORPORATION

By:    ________________________
Name:
Title:

Accepted and agreed to by:

________________________
[NAME OF EXECUTIVE]

ANNEX A
FORM OF RELEASE
GENERAL RELEASE
1.    I, _____________, agree that I have been allowed at least twenty-one (21) days to consider the meaning and effect of this Release (this “Release”) and that this Release constitutes written notice that I have been advised to consult with an attorney prior to executing this Release. You agree that any modifications, material or otherwise, made to this agreement do not restart or affect in any manner the original at least twenty-one (21) calendar day consideration period.
2.    I acknowledge that I have seven (7) days from the day I sign this Release to revoke my acceptance of this Release and this Release shall not become effective or enforceable until this revocation period has expired. To the extent the Release purports to release claims pursuant to the Minnesota Human Rights Act, I acknowledge that I have fifteen (15) days from the day I sign this Release to revoke my acceptance of this Release and this Release shall not become effective or enforceable until the sixteenth (16th) day after the day I have signed and returned it, provided that I have not revoked this Release during the Revocation Period.
3.    I acknowledge that all amounts payable pursuant to the letter agreement dated as of ___________, 20__ (the “Agreement”) that I have entered into with Unisys Corporation (the “Company”) are subject to applicable tax withholdings. In addition, I acknowledge that I am solely responsible for all taxes that may result from my receipt of the amounts payable and benefits to be provided to me under the Agreement, and neither the Company nor any of its affiliates makes or has made any representation, warranty or guarantee of any federal, state or local tax consequences to me of my receipt of any payment or benefit hereunder, including, but not limited to, under Section 409A of the Internal Revenue Code of 1986, as amended.
4.    In consideration for the payments to me by the Company under the Agreement and other good and valuable consideration, which I acknowledge are adequate and satisfactory to me, and intending to be legally bound, I knowingly and voluntarily hereby release the Company, its shareholders, directors, officers, employees, agents, benefit plans, attorneys, affiliates, parents, subsidiaries, predecessors, successors, assigns, and all persons acting by, through, under or in concert with any of them (collectively, “Released Parties”), from any and all rights, causes of action, suits, debts, claims and demands in law or in equity (collectively, “Claims”), known or unknown, that I or which my heirs, executors or administrators may have now or in the future may arise based on, arising out of or relating to my employment with the Company or the termination thereof for any and all reasons. Said release includes, but is not limited to, any Claims which I may have against any of the Released Parties based upon Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e et seq., as amended, the Civil Rights Act of 1866, 42 U.S.C. § 1981, as amended (including, but not limited to, 42 U.S.C. § 1981a), the Americans with Disabilities Act of 1990, 42 U.S.C. § 12101 et seq., as amended, the Age Discrimination in Employment Act, 29 U.S.C. § 621 et seq., as amended, including the Older Workers Benefit Protection Act (“OWBPA”); the Employee Retirement Income Security Act of 1974, 29 U.S.C. § 1001 et seq., as amended, the Family Medical Leave Act, 29 U.S.C. § 2601 et seq., as amended, any applicable state laws identified on Schedule 1 hereto (to the greatest extent such release is permissible under applicable law), as well as any Claims for breach of any employment contract or agreement (written, oral, or implied), wrongful discharge, breach of the covenant of good faith and fair dealing, promissory and/or equitable estoppel, tort claims of any nature, and any Claims which may have been asserted under the common law or any other federal, state or local law, as well as all claims for counsel fees and costs. This Release covers claims that I know about and those that I may not know about up through the date of this Release. Notwithstanding the generality of the foregoing, I am not releasing or waiving any rights I may have: (i) under COBRA; (ii) to my own vested accrued employee benefits under Unisys’s health, welfare, or retirement benefit plans as of the last date of employment; (iii) to benefits and/or the right to seek benefits under applicable workers’ compensation and/or unemployment compensation statutes; (iv) to pursue claims which by law cannot be waived by signing this Agreement and/or which may arise after the execution of this Agreement; (v) to enforce this Agreement; and/or (vi) to challenge the validity of this Agreement.
5.    I acknowledge that, by reason of the position which I held within Unisys that I have become familiar with highly confidential and/or proprietary information relating to the business of Unisys such as various customer lists, sales and marketing strategies and plans, bids, projections, costs, financial data, personnel information developments, improvements, processes, methods, tools and customer relationships. I further recognize that the business of Unisys is highly competitive, and that Unisys has a legitimate business interest in preserving any and all trade secrets and other highly confidential and/or proprietary information that I may have acquired from Unisys, which are essential to the continued success of Unisys, and that Unisys will suffer irreparable harm should such confidential information be utilized by a competitor. I further acknowledge that all such confidential and/or proprietary information and trade secrets acquired through my employment are owned and shall continue to be owned by Unisys.
6.    I agree that I will not, at any time, whether during my term of employment or thereafter, disclose to any unauthorized person, firm or corporation any information I acquired in confidence through my employment with Unisys, it being understood that all such confidential and/or proprietary information constitutes trade secrets that are material to the successful conduct of Unisys and belong exclusively to Unisys. By way of example and not limitation, such confidential and/or proprietary information and trade secrets include any and all information, not otherwise available to the public, concerning: (i) marketing plans, business plans, strategies, forecasts, unpublished financial statements, budgets, bids, projections and costs; (ii) personnel information; (iii) customer lists, customer and supplier transaction histories, identities, contacts, volumes, characteristics, agreements and prices; (iv) information regarding promotional, operational, program management, sales, marketing, research and development techniques, methods and reports and (v) other trade secrets. I specifically acknowledge that such confidential and/or proprietary information and trade secrets have commercial value to Unisys, the unauthorized disclosure of which could be detrimental to the interests of Unisys, whether or not such information is specifically identified as “Confidential” and/or “Proprietary” information by Unisys. Provided, however, that the restrictions of this paragraph shall not extend to any information or materials that are either known to the public or that can be derived, compiled or learned by a third party without significant effort or expense. Nothing in this Release, any other agreement between Unisys and myself, or any other policies of Unisys shall prohibit or restrict me or my attorneys from: (a) making any disclosure of relevant and necessary information or documents in any action, investigation, or proceeding relating to this Release, or as required by law or legal process, including with respect to possible violations of the law; (b) participating, cooperating, or testifying in any action, investigation, or proceeding with, or providing information to, any governmental agency or legislative body, any self-regulatory organization, and/or pursuant to the Sarbanes-Oxley Act; or (c) accepting any U.S. Securities and Exchange Commission awards. Notwithstanding my preexisting obligations with respect to Unisys’s confidential information, pursuant to the federal Defend Trade Secrets Act, I understand that I cannot be held criminally or civilly liable under any federal or state trade secret law for disclosing a trade secret if that disclosure is made: (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to any attorney, and for the sole purpose of reporting or investigating a suspected violation of law; or (ii) in a complaint or other document filed in a lawsuit or similar proceeding, provided that filing is made under seal.
7.    I acknowledge that the restrictions contained in the foregoing paragraphs 5 and 6, in view of the nature of the work performed by Unisys, are reasonable and necessary in order to protect the legitimate interests of Unisys, and that any violation thereof may result in irreparable injuries to Unisys, and I therefore acknowledge that, in the event of any violation of any of these restrictions, Unisys may be entitled to obtain from any court of competent jurisdiction preliminary and permanent injunctive relief as well as damages and an equitable accounting of all earnings, profits and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies to which Unisys may be entitled.
8.    Nothing in this Release shall prohibit or restrict me, Unisys, or their respective attorneys from: (i) filing or disclosing any facts necessary to receive unemployment insurance, Medicaid, or other public benefits to which I am entitled; (ii) making any disclosure of relevant and necessary information or documents in connection with any charge, action, investigation, or proceeding relating to this Release or as required by law or legal process; (iii) initiating, testifying, assisting, complying with a subpoena from, or participating in any manner with an investigation conducted by a self-regulatory authority or a government agency or entity, including without limitation, the U.S. Department of Labor, the National Labor Relations Board, the U.S. Department of Justice, the U.S. Securities and Exchange Commission, the U.S. Commodities Futures Trading Commission, the Financial Industry Regulatory Authority, the Occupational Safety and Health Administration, the U.S. Congress, any other federal, state, or local government agency or commission, and any agency Inspector General (collectively, the "Regulators"), or from making other disclosures that are protected under the whistleblower provisions of federal, state, or local law or regulation; to the extent permitted by law, upon receipt of any subpoena, court order or other legal process compelling the disclosure of any such information or documents, I shall give prompt written notice to Unisys so as to permit Unisys to protect its interests in confidentiality to the fullest extent possible. I do not need the prior authorization of Unisys to engage in conduct protected by this paragraph, and I do not need to notify Unisys that I have engaged in such conduct. This Release does not limit my right to receive an award from any Regulator that provides awards for providing information relating to a potential violation of the law. I recognize and agree that, in connection with any such activity outlined above, I must inform the Regulators, my attorney, a court or a government official that the information I am providing is confidential. Despite the foregoing, I am not permitted to reveal to any third-party, including any governmental, law enforcement, or regulatory authority, information I came to learn during the course of my employment with Unisys that is protected from disclosure by any applicable privilege, including but not limited to the attorney-client privilege and/or attorney work product doctrine. Unisys does not waive any applicable privileges or the right to continue to protect its privileged attorney-client information, attorney work product, and other privileged information.
9.    If in connection with any investigation, government inquiry, threatened litigation, or filed litigation involving Unisys, I am called upon to assist Unisys; to provide evidence; or to testify in any manner, I agree to reasonably cooperate fully with Unisys in connection with any matter arising out of or related to my former employment. If requested by Unisys, I agree to be present and participate in the trial of any such matter. I will, to the extent permitted by applicable law, be reimbursed for my reasonable costs and expenses for any time spent assisting Unisys in this regard.
10.    In the event that, any one or more provisions (or portion thereof) of this Release is held to be invalid, unlawful or unenforceable for any reason, the invalid, unlawful or unenforceable provision (or portion thereof) shall be construed or modified so as to provide the Released Parties with the maximum protection that is valid, lawful and enforceable, consistent with my intent in entering into this Release. If such provision (or portion thereof) cannot be construed or modified so as to be valid, lawful and enforceable, that provision (or portion thereof) shall be construed as narrowly as possible and shall be severed from the remainder of this Release (or provision), and the remainder shall remain in effect and be construed as broadly as possible, as if such invalid, unlawful or unenforceable provision (or portion thereof) had never been contained in this Release.
11.    This Release shall be construed and enforced under and in accordance with the laws of the Commonwealth of Pennsylvania.
THE COMPANY HEREBY ADVISES YOU THAT YOU HAVE AT LEAST TWENTY-ONE (21) CALENDAR DAYS TO REVIEW THIS RELEASE AND HEREBY ADVISES YOU TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTION OF THIS RELEASE.
YOU AGREE THAT ANY MODIFICATIONS, MATERIAL OR OTHERWISE, MADE TO THIS RELEASE DO NOT RESTART OR AFFECT IN ANY MANNER THE ORIGINAL AT LEAST TWENTY-ONE (21) CALENDAR DAY CONSIDERATION PERIOD.
HAVING ELECTED TO EXECUTE THIS RELEASE, TO FULFILL THE PROMISES AND TO RECEIVE THE CONSIDERATION IN ACCORDANCE WITH THE AGREEMENT REFERENCES IN PARAGRAPH 3 ABOVE, YOU FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTER INTO THIS RELEASE INTENDING TO WAIVE, SETTLE AND RELEASE ALL CLAIMS YOU HAVE OR MIGHT HAVE AGAINST RELEASEES AS SET FORTH IN THIS AGREEMENT.

I, ___________, do hereby knowingly and voluntarily enter into this agreement as of the dates set forth below.
Executed this _____ day of _____________, 20____.

Agreed: ____________________________
         NAME OF EXECUTIVE

SCHEDULE 1

By entering into this Separation Agreement And General Release (“Agreement”), the individual identified in the signature block of the Agreement (“Employee”) acknowledges and agrees that the release set forth in the Agreement extends to include, but is not limited to, the laws of any state in which Employee performed work for Unisys, or that otherwise might apply to Employee’s employment with Unisys, or the termination thereof (each to the extent applicable, and as amended from time to time):

Alabama
Alabama Age Discrimination in Employment Act
Alabama Unlawful Practices related to Opposition of Employer under Section 25-1-28 of the Alabama Code
Alabama Whistleblower Protection Law
Alabama Pay Equity Law
Retaliatory or Constructive Discharge and for co-employer liability under Sections 25-5-11 and 25-5-11.1 of the Alabama Code.

Alaska	Alaska Human Rights Law Alaska Family and Medical Leave Law Alaska Occupational Safety and Health Law Alaska Uniform Contribution Among Tortfeasors Act
Arizona	Arizona Civil Rights Act Arizona Employment Protection Act Arizona Occupational Safety and Health Law Arizona Right to Work Act
Arkansas	Arkansas Civil Rights Act of 1993 Arkansas Equal Pay Law Arkansas Minimum Wage Act Arkansas Wage Payment Laws Arkansas Uniform Contribution Among Tortfeasors Act
California
California Family Rights Act
California Fair Employment and Housing Act
California Civil Code
California Labor Code (except as prohibited by law)
Unruh Civil Rights Act
California Fair Pay Act
California Pregnancy Disability Leave Law
California WARN Act

Colorado
Colorado Anti-Discrimination Act
Colorado Equal Pay Law
Colorado Law Prohibiting Discrimination by Labor Organization
Colorado Whistleblower Law
Colorado Maternity Leave Law
Colorado Healthy Families and Workplaces
Colorado Minimum Wage Law
Colorado Minimum Wage Order No. 32
Colorado Labor Peace Act

Connecticut
Connecticut Fair Employment Practices Act
Connecticut Human Rights and Opportunities Act
Connecticut Family and Medical Leave Law
Connecticut General Statute Paid Sick Leave
Connecticut Whistleblower Law
Connecticut Free Speech Law
Connecticut WARN Law
Connecticut Human Rights and Opportunities Act
Connecticut Minimum Wage and Overtime Law
Connecticut Equal Pay Act
Connecticut Maximum Hours and Overtime Law (provided, however, that nothing in this Agreement shall be construed as a release of disputed wages as a condition to receive wages conceded to be due).

Delaware
Delaware Discrimination in Employment Act
Delaware Handicapped Persons Employment Protection Act
Delaware Persons with Disabilities Employment Protections Act
Delaware Whistleblower’s Act
Delaware Wage Payment and Collection Act
Delaware Fair Employment Practices Act (provided, however, that nothing in this agreement shall be construed as a requirement for or condition to any payment due under the Wage Payment and Collection Act).

District of Columbia
D.C. Human Rights Act
D.C. Prohibition of Discrimination on the Basis of Tobacco Use Act
D.C. Whistleblower Protection Act for Employees of D.C. Contractors
D.C. Family and Medical Leave Act
D.C. Parental Leave Act
D.C. Employee Sick Leave Provision of Paid Leave
D.C. Displaced Workers Protection Act
D.C. Wage Payment and Collection Law
D.C. Minimum Wage Act

Florida
Florida Civil Rights Act
Florida Omnibus AIDS Act
Florida Wage Discrimination Law
Florida Educational Equity Act
Florida Discrimination Against Military Personnel Law
Florida Workers Compensation Act Retaliation Provision
Florida Fair Housing Act
Florida False Claims Act
Florida Whistleblower Act
Florida Whistle-blower’s Act
Florida Minimum Wage Act

Georgia
Georgia Fair Employment Practices Act
Georgia Equal Pay Act
Georgia Age Discrimination in Employment Law
Georgia Equal Employment for Persons with Disabilities Code
Georgia Right to Arbitration for Sex Discrimination Claims
Claims Arising under the Georgia Constitution.

Hawaii
Hawaii Fair Employment Practices Act
Hawaii Discriminatory Practices Law
Hawaii Equal Pay Law
Hawaii Civil Rights Act
Hawaii Whistleblowers’ Protection Act
Hawaii Dislocated Workers Law
Hawaii Family Leave Law
Hawaii Occupational Safety and Health Law

Idaho	Idaho Fair Employment Practices Act Idaho Civil Rights Law Idaho Human Rights Act Idaho Equal Pay Law Idaho Minimum Wage Law Idaho Wage Payment Law

Illinois
Illinois Human Rights Act
Illinois Equal Pay Laws
Illinois Whistleblower Act
IL Wages for Women and Minors Act
Illinois Religious Freedom Restoration Act
Illinois Family Military Leave Act
Illinois WARN Act
Illinois Right to Privacy in the Workplace Act
Illinois Union Employee Health and Benefits Protection Act
Illinois Employment Contract Act
Illinois Dispute Act
Illinois Victims’ Economic Security and Safety Act
IL Nursing Mothers in the Workplace Act
Cook County Human Rights Ordinance (if applicable)
Chicago Human Rights Ordinance (if applicable)

Indiana
Indiana Civil Rights Law
Indiana Age Discrimination Law
Indiana Employment Discrimination Against Disabled Persons Law
Indiana Equal Pay Law
Indiana Military Leave and Re-Employment Rights
Indiana Off Duty Use of Tobacco by Employees Law
Indiana Whistleblower Protections for Employees of Private Employer that is Under Public Contract
Indiana Military Family Leave Act
Indiana Minimum Wage Law
Indiana Wage Payment and Wage Claims Act
Indiana Occupational Safety and Health Law
Indiana Blacklisting Statute

Iowa	Iowa Civil Rights Act Iowa Law Related to Military Leave/Re-Employment Rights Iowa Minimum Wage Law Iowa Wage Payment Collection Law Iowa WARN Act
Kansas
Kansas Act Against Discrimination
Kansas Equal Pay Law
Kansas Age Discrimination in Employment Act
Kansas Discrimination Against Military Personnel Act
Kansas Discrimination Against Victims of Domestic Violence or Sexual Assault Act
Kansas Whistleblower Protection Laws
Kansas Minimum Wage and Maximum Hours Law
Kansas WARN Act

Kentucky
Kentucky Civil Rights Act
Kentucky Equal Opportunities Act
Kentucky Wage Discrimination Because of Sex Law
Kentucky Law Regarding Military Leave and Re-Employment Rights
Kentucky Equal Pay Act
Kentucky Leave of Absence to Adopt a Child Law
Kentucky Minimum Wage Law
Kentucky Occupational Safety and Health Law
Kentucky Workers’ Compensation Act Retaliation Provision

Louisiana
Louisiana Employment Discrimination Law
Louisiana Whistleblower Protection Laws
Louisiana Family and Medical Leave Laws
Louisiana Payment of Employees Law
Louisiana Workers’ Compensation Act Retaliation Provision
Louisiana General Tort Provision

Maine
Maine Human Rights Act
Maine Equal Pay Law
Maine Civil Rights Act
Maine Protection from Harassment Law
Maine Sexual Harassment Policies Law
Maine Whistleblowers’ Protection Act
Maine Family Medical Leave Act
Maine Family Sick Leave Law
Maine Labor and Industry Earned Paid Leave
Maine Wage Law
Maine WARN Laws

Maryland
Maryland Anti-Discrimination Law
Maryland Fair Employment Practices Act
Maryland Reasonable Accommodations for Disabilities Due to Pregnancy Act
Maryland Deployment of Family Members in the Armed Forces Act
Maryland Equal Pay for Equal Work Law
Maryland Medical Information Discrimination Law
Maryland Maternity Leave Law
Maryland Healthy Working Families Act
Maryland Wage Payment and Collection Law
Maryland Wage and Hour Law
Maryland WARN Laws
Maryland Occupational Safety and Health Act

Massachusetts
Massachusetts Law Prohibiting Unlawful Discrimination
Massachusetts Equal Pay Law, except for claims that cannot be waived related to inquiry or discussion of wages
Massachusetts Right to be Free from Sexual Harassment Law
Massachusetts Age Discrimination Law
Massachusetts Equal Rights Law
Massachusetts Equal Rights for the Elderly and Disabled Law
Massachusetts Civil Rights Law
Massachusetts False Claims Act
Massachusetts Family and Medical Leave Laws and Small Necessities Act
Massachusetts Earned Sick Time
Massachusetts Labor and Industry Privacy Law

By entering into this Agreement, you acknowledge that your release and waiver includes any future claims against the Company under Mass. Gen. Laws ch. 149, § 148 - the Massachusetts Wage Act.  These claims include, but are not limited to, failure to pay earned wages, failure to pay overtime, failure to pay earned commissions, failure to timely pay wages, failure to pay accrued vacation or holiday pay, failure to furnish appropriate pay stubs, claims for improper wage deductions, and claims for failing to provide proper check-cashing facilities.

Michigan
Elliott-Larsen Civil Rights Act
Michigan Persons with Disabilities Civil Rights Act
Michigan Whistleblowers’ Protection Act
Michigan Minimum Wage Law
Michigan Equal Pay Law
Michigan Paid Medical Leave Act
Michigan Payment of Wages and Fringe Benefits Law
Sales Representatives Commission Act
Michigan WARN Laws
Bullard-Plawecki Employee Right to Know Act
Social Security Number Privacy Act
Internet Privacy Protection Act
Michigan Occupational Safety and Health Act

Minnesota
Minnesota Human Rights Act
Minnesota Equal Pay for Equal Work Law
Minnesota Age Discrimination Statute
Minnesota Nonwork Activities Law
Minnesota Whistleblower Protection Law
Minnesota Parenting Leave Act
Minnesota Wage Law
Minnesota WARN Laws
Minnesota Personnel Record Access Laws
Minnesota Whistleblowers’ Protection Retaliation Provision

Notwithstanding any conflicting terms of the Agreement (if applicable), if you were employed by the Company in Minnesota, then with respect to claims under the Minnesota Human Rights Act, you are provided fifteen calendar days after signing this Agreement to revoke it.  To be effective, this revocation must be in writing and either (a) hand-delivered to the Company within fifteen calendar days of signing; or (b) sent by certified mail, return receipt requested, to the Company with a postmark within fifteen calendar days of signing.  If this Agreement is revoked, you will not be entitled to the Severance Package described by the Agreement.

Mississippi	Mississippi Employment Protection Act Mississippi Military Leave/Re-Employment Rights Statute Mississippi Wage Law
Missouri	Missouri Human Rights Act Missouri Equal Pay for Women Act Missouri Minimum Wage Law Missouri Wage Payment Law Missouri Service Letter Statute
Montana
Montana Human Rights Act
Montana Equal Pay Law
Montana Wrongful Discharge from Employment Act
Montana Maternity Leave Act
Montana Wage Payment Law
Montana Minimum Wage and Overtime Compensation Act
Montana Limitation on Hours for Certain Employees
Montana Blacklisting Statutes

You agree that your termination was for good cause as defined by Montana Law.

Nebraska
Nebraska Fair Employment Practices Act
Nebraska Discrimination in Employment Act
Nebraska Equal Pay Law
Nebraska Laws Against Discrimination of Military Personnel
Nebraska AIDS Discrimination Act
Nebraska Genetic Information and Testing Law
Nebraska Family Military Leave
Nebraska Wage and Hour Act
Waivable Claims under the Nebraska Wage Payment and Collection Act

Nevada	Nevada Fair Employment Practices Act (including age and sexual harassment claims, claims related to false pretenses, blacklisting, grafting, kickbacks, or lie detectors) Nevada Paid Leave
New Hampshire
New Hampshire Law Against Discrimination
New Hampshire Whistleblowers’ Protection Act
New Hampshire Minimum Wage Law
New Hampshire Protective Legislation Law
New Hampshire Unemployment Compensation Prohibition Against Discrimination Law
New Hampshire Uniform Trade Secrets Act
New Hampshire Safety and Health of Employees Law
New Hampshire Protective Legislation Law Non-Compete and Non-Piracy Sections

New Jersey
New Jersey Law Against Discrimination
New Jersey Equal Pay Act
New Jersey Civil Rights Law
New Jersey Security and Financial Empowerment Act
New Jersey Conscientious Employee Protection Act
New Jersey Family Leave Act
New Jersey Earned Sick Leave
New Jersey Wage and Hour Law
New Jersey WARN Laws
New Jersey Workers’ Compensation Law Retaliation Provisions

New Mexico
New Mexico Human Rights Act
New Mexico Re-Employment of Persons in Armed Forces Act
New Mexico Fraud Against Taxpayers Act
New Mexico Promoting Financial Independence for Victims of Domestic Abuse Act
New Mexico Employee Privacy Act

New York
New York State Human Rights Law
New York Off Duty Conduct Law Activities Discrimination Law
New York City Humans Rights Law (if applicable)
New York City Commission on Human Rights Law (if applicable)
New York City Earned Sick Time Act (if applicable)
New York Wage Hour and Wage Payment Law
New York Minimum Wage Law
New York WARN
New York Equal Pay Law
New York State Civil Rights Law
New York Family Leave Law
New York Sick Leave Law
New York State Worker Adjustment and Retraining Notification Act
New York Workers’ Compensation Law Retaliation Provisions

North Carolina
North Carolina Equal Employment Practices Act
North Carolina Persons with Disabilities Protection Act
North Carolina Civil Rights Law
North Carolina Lawful Products Use Law
North Carolina Hemoglobin/Genetic Information Anti-Discrimination Law
North Carolina Retaliatory Employment Discrimination Act
North Carolina Leave for Parent Involvement in Schools Law

North Dakota	North Dakota Human Rights Act North Dakota Equal Pay Law North Dakota Age Discrimination Law North Dakota Whistleblower Law North Dakota Wage and Hour Law North Dakota Wage Collection Law
Ohio
Ohio Civil Rights Act
Ohio Equal Pay Act
Ohio Whistleblowers’ Protection Statute
Ohio Pregnancy Discrimination/Maternity Leave Act
Ohio Wage Payment Law
Ohio Minimum Fair Wage Standards Act
Ohio Miscellaneous Labor Provisions
Ohio Workers’ Compensation Retaliation Law
Ohio Constitution

Oklahoma
Oklahoma Anti-Discrimination Act
Oklahoma Discriminatory Wages Law
Oklahoma Genetic Nondiscrimination in Employment Act
Oklahoma General Anti-Retaliation Law

You acknowledge that this waiver is not a restraint as contemplated by Okla. Stat. Ann. tit. 40, § 199(B)(2), Oklahoma Law Governing Wages and Working Conditions, Oklahoma Minimum Wage Act, the Retaliation and Discrimination provision of the Oklahoma Administrative Workers’ Compensation Act, and the Standards for Workplace Drug and Alcohol Testing Act.

Oregon
Oregon Anti-Discrimination Law
Oregon Fair Employment Practices Act
Oregon Unlawful Discrimination Against Persons with Disabilities Law
Oregon Genetic Screening Law
Unlawful Discrimination Against Injured Workers Law
Oregon Unlawful Discrimination for Service in Uniformed Service Law
Oregon Leave of Absence for State Service Law
Oregon Military Family Leave Act
Oregon Sick Leave
Oregon Whistleblower Law
Oregon Initiating or Aiding Administrative, Criminal, or Civil Proceeding Law
Oregon Family Leave Act
Oregon Hours of Labor and Wage Payment Law
Oregon Minimum Wage Law
Oregon WARN Act

Pennsylvania	Pennsylvania Human Relations Act Pennsylvania Equal Pay Law Pennsylvania Whistleblower Law Pennsylvania Pregnancy Guidelines of the Human Relations Comm.

Rhode Island
Rhode Island Fair Employment Practices Act
Rhode Island Civil Rights Act
Rhode Island Equal Pay Act
Rhode Island Civil Rights of People with Disabilities Act
Rhode Island Discrimination Based on Genetic Testing Law
Rhode Island AIDS Discrimination Law
Employment Discrimination Provision of Rhode Island Victim’s Bill of Rights
Rhode Island Military Family Relief Act
Rhode Island Whistleblowers’ Protection Act
Rhode Island Parental and Family Medical Leave Act
Rhode Island Healthy and Safe Families and Workplaces Act
Rhode Island Minimum Wage Act
Rhode Island Wage Payment Law

South Carolina
South Carolina Human Affairs Law
South Carolina Bill of Rights for Handicapped Persons Law
South Carolina Military Re-Employment Rights Law
South Carolina ‘s Unlawful Discrimination Against Union Members Law
South Carolina Whistleblower Law
South Carolina Workers’ Compensation Retaliation Provision
South Carolina Consumer Protection Code Wrongful Termination Provision
South Carolina’s Unlawful Termination of an Employee Replaced by an Authorized Alien Law
South Carolina’s Wrongful Demotion or Termination of an Employee for Complying with a Subpoena or Serving on a Jury Law
South Carolina’s Personnel Action Based on Use of Tobacco Products Outside of Workplace Prohibited Law

South Dakota	South Dakota Human Relations Act South Dakota Equal Pay Law South Dakota Genetic Information Bias Law South Dakota Wage Retaliation Law South Dakota Minimum Wage Law
Tennessee
Tennessee Human Rights Act
Tennessee Equal Pay Law
Tennessee Leave for Adoption, Pregnancy, Childbirth and Infant Nursing Law
Tennessee Wage Protection Act
Tennessee WARN Act
Tennessee Occupational Safety and Health Act

Texas
Texas Commission on Human Rights Act
Texas Equal Pay Law
Texas Employment Discrimination Law
Texas Disability Discrimination Law
Texas State Wage Payment and Work Hour Laws
Texas Payday Law
Texas Minimum Wage Act

Utah
Utah Antidiscrimination Act
Utah Genetic Testing Privacy Act
Utah Occupational Safety and Health Act
Utah Employment Relations and Collective Bargaining Act
Utah Right to Work Law
Utah Drug and Alcohol Testing Act
Utah Protection of Activities in Private Vehicles Act
Utah Employment Selection Procedures Act
Utah’s Local Government Entity/Drug-Free Workplace Policies Act

Vermont
Vermont Fair Employment Practices Act
Vermont Genetic Testing Discrimination Law
Vermont Whistleblower Laws
Vermont Parental and Family Leave Act
Vermont Earned Sick Time
Vermont Occupational Safety and Health Act
Vermont Minimum Wage Law
Vermont Wage Law

Virginia
Virginians with Disabilities Act
Virginia Human Rights Act
Virginia Equal Pay Act
Virginia Genetic Testing Law
Virginia Right-to-Work Law
Virginia Occupational Safety and Health Act
Virginia Fraud Against Taxpayers Act
Virginia Right to Work Law

Washington
Washington Law Against Discrimination
Washington Age Discrimination Law
Washington Equal Pay Law
Washington Sex Discrimination Law
Washington Family Leave Act
Washington Family Care Act
Washington Genetic Testing Protection Law
Washington Whistleblower Protection Law
Washington Wage, Hour, and Working Conditions Law
Washington Wage Payment Law

West Virginia
West Virginia Human Rights Act
West Virginia Equal Pay Act
West Virginia’s Prohibition Against Discrimination for Jury Duty Summons
West Virginia Parental Leave Act
West Virginia Minimum Wage Law
West Virginia Workers’ Compensation Act Retaliation Provisions
West Virginia Consumer Credit and Protection Act Retaliation Provision

Notwithstanding any conflicting terms of the Agreement (if applicable), if you were employed by the Company in West Virginia, then you are provided a minimum of 21 days in which to consider this Agreement, and are provided a 7 day revocation period under Section 77-6-1.1 – 77-6-8.1 of West Virginia’s Human Rights Commission Bias Rules.

Wisconsin
Wisconsin Fair Employment Act
Wisconsin AIDS Testing Discrimination Law
Wisconsin Personnel Records Statute
Wisconsin Family and Medical Leave Act
Wisconsin Minimum Wage Law
Wisconsin Wage Payments, Claims and Collections Law
Wisconsin WARN Act
Wisconsin Cessation of Health Care Benefits Law
Wisconsin Employment Peace Act

Wyoming	Wyoming Fair Employment Practices Act Wyoming Equal Pay Law Wyoming Whistleblower Act Wyoming Minimum Wage Law Wyoming Occupational Health and Safety Act